UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2023

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

Blueprint Medicines Corporation (the “Company”) held its Annual Meeting of Stockholders on June 21, 2023. The following is a summary of the matters voted on at that meeting:

1.	The Company’s stockholders elected Alexis Borisy, Lonnel Coats and Kathryn Haviland as Class II directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until their successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class II directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Alexis Borisy	21,862,574	33,491,299	1,857,643
Lonnel Coats	33,762,893	21,590,980	1,857,643
Kathryn Haviland	53,907,347	1,446,526	1,857,643

Mr. Borisy was re-elected by a plurality standard, but did not receive a majority of the votes cast for election. Based on shareholder feedback, the Company understands that Mr. Borisy did not receive a majority of the votes cast because he is considered over-boarded according to the policies of many of the Company’s stockholders and proxy advisory groups, as well as the Company’s new over-boarding policy. Mr. Borisy has committed to reducing his service on other public company boards to be in compliance with the Company’s over-boarding policy within the next 12 months.

Mr. Borisy has served as a valued and active member of the Company’s board of directors (the “Board”), who has consistently devoted his time and attention to fulfilling his responsibilities as a director since beginning his tenure in 2011. In 2022, Mr. Borisy attended all regularly scheduled Board meetings and only missed one ad hoc Board meeting. In the first half of 2023, Mr. Borisy has attended all regularly scheduled and ad hoc meetings of the Board. Importantly, Mr. Borisy consistently makes himself available to the Company’s executive team and other Company leaders outside of scheduled meetings. Mr. Borisy brings unique and valuable experience and insights through his more than 25 years of experience with founding, financing and leading more than fifteen life sciences companies – including ten Nasdaq-listed companies – that have been critical to the continuing evolution of the Company and its strategic vision.

The Company’s newly adopted over-boarding policy became effective on April 24, 2023. In April 2023, the Company’s nominating and corporate governance committee approved a limited exception to its over-boarding policy for Mr. Borisy to allow him to resolve his over-boarding to comply with the Company’s policy by the record date for the Company’s 2024 annual meeting of stockholders.

2.	The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to compensation paid to the Company’s named executive officers were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,299,704	1,010,255	43,914	1,857,643

3.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting for the fiscal year ending December 31, 2023. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
57,031,225	149,989	30,302

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: June 27, 2023	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer